UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 6, 2011

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City,

California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On September 6, 2011, Jay Hoag, a founding general partner at Technology Crossover Ventures, a private equity and venture capital firm based in Palo Alto, California, was appointed to the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) as an independent director. The authorized size of the Board has been increased from ten to eleven directors. In connection with his appointment to the Board, Mr. Hoag has also been appointed to the Executive Compensation and Leadership Committee of the Board.

Mr. Hoag shall receive an annual retainer as a non-employee director of $50,000 and an additional $7,500 per year for his service on the Executive Compensation and Leadership Committee. In addition, Mr. Hoag is eligible to receive 9,166 restricted stock units to be issued under the Company’s 2000 Equity Incentive Plan, which reflects the pro-rated portion of the 10,000 restricted stock units granted to each of our non-employee directors who were re-elected at the 2011 Annual Meeting of Stockholders. These restricted stock units will vest upon the earlier of July 28, 2012 or the date of the next annual meeting of stockholders.

A press release announcing Mr. Hoag’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 7, 2011 announcing Jay Hoag’s appointment to the Board of Directors of Electronic Arts Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: September 7, 2011	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated September 7, 2011 announcing Jay Hoag’s appointment to the Board of Directors of Electronic Arts Inc.